Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$ 10,000,000	$ 1,364.00

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180289 Dated June 25, 2013

HSBC USA Inc. Trigger Phoenix Autocallable Optimization Securities

$10,000,000 Securities Linked to the S&P 500® Index due on June 30, 2016

Investment Description

These Trigger Phoenix Autocallable Optimization Securities (the ‘‘Securities’’) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) with returns linked to the performance of the S&P 500® Index (the ‘‘Index”). The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations. HSBC will pay a quarterly Contingent Coupon if the Official Closing Level of the Index on the applicable Observation Date is equal to or greater than the Coupon Barrier. Otherwise, no coupon will be paid for the quarter. HSBC will automatically call the Securities if the Official Closing Level of the Index on any Observation Date, commencing on the Observation Date falling on June 26, 2014, is equal to or greater than the Initial Level. If the Securities are called, HSBC will pay you the Principal Amount of your Securities plus the Contingent Coupon for that quarter, and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and the Final Level of the Index is equal to or greater than the Trigger Level (which is the same level as the Coupon Barrier), HSBC will pay you a cash payment at maturity equal to the Principal Amount of your Securities plus the Contingent Coupon for the final quarter. If the Final Level of the Index is less than the Trigger Level, HSBC will pay you less than the full Principal Amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative performance of the Index over the term of the Securities, and you may lose up to 100% of your Principal Amount.

Investing in the Securities involves significant risks. HSBC may not pay any Contingent Coupons on the Securities. You may lose some or all of your Principal Amount. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑	Contingent Coupon: HSBC will pay a quarterly Contingent Coupon payment if the Official Closing Level of the Index on the applicable Observation Date is equal to or greater than the Coupon Barrier. Otherwise, no coupon will be paid for the quarter.

❑	Automatically Callable: HSBC will automatically call the Securities and pay you the Principal Amount of your Securities plus the Contingent Coupon otherwise due for that quarter if the Official Closing Level of the Index on any quarterly Observation Date, commencing on the Observation Date falling on June 26, 2014, is equal to or greater than the Initial Level. If the Securities are not called, investors will potentially lose a portion of their principal amount at maturity.

❑

Contingent Repayment of Principal Amount at Maturity: If the Securities have not been previously called and the Official Closing Level of the Index is not less than the Trigger Level on the Final Valuation Date, HSBC will pay you the Principal Amount per Security at maturity. If the Official Closing Level of the Index on the Final Valuation Date is less than the Trigger Level, HSBC will pay a cash amount that is less than the Principal Amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the Official Closing Level of the Index from the Trade Date to the Final Valuation Date. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates

Trade Date	June 25, 2013
Settlement Date	June 28, 2013
Observation Dates[1]	Quarterly, callable commencing on June 26, 2014
Final Valuation Date[1]	June 27, 2016
Maturity Date[1]	June 30, 2016

[1] See page 4 for additional details

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the INDEX, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF the principal amount at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING a DEBT OBLIGATION OF hsbc.   You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE S-1 OF THE ACCOMPANYING EQUITY INDEX UNDERLYING SUPPLEMENT AND BEGINNING ON PAGE S-3 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof.

Index	Contingent Coupon Rate	Initial Level	Trigger Level	Coupon Barrier	CUSIP	ISIN
The S&P 500® Index (“SPX”)	5.00% per annum	1,588.03	1,063.98, which is 67.00% of the Initial Level	1,063.98, which is 67.00% of the Initial Level	40433X530	US40433X5308

See “Additional Information about HSBC USA Inc. and the Securities” on page 2 of this pricing supplement. The Securities offered will have the terms specified in the accompanying prospectus dated March 22, 2012, the accompanying prospectus supplement dated March 22, 2012, the accompanying equity index underlying supplement dated March 22, 2012 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or equity index underlying supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement for a description of the distribution arrangement.

The Estimated Initial Value of the Securities is $9.72 per Security, which is less than the price to public. The market value of the Securities at any time reflects many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page 5 and “Key Risks” beginning on page 5 of this document for additional information.

	Price to Public		Underwriting Discount		Proceeds to Us
Securities Linked to:	Total	Per Security	Total	Per Security	Total	Per Security
The S&P 500® Index	$10,000,000	$10.00	$150,000	$0.15	$9,850,000	$9.85

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

UBS Financial Services Inc.	HSBC Securities (USA) Inc.

Additional Information about HSBC USA Inc. and the Securities

This pricing supplement relates to the offering of Securities identified on the cover page. As a purchaser of a Security, you will acquire an investment instrument linked to the Index. Although the offering relates to the Index, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Index, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the equity index underlying supplement dated March 22, 2012. If the terms of the Securities offered hereby are inconsistent with those described in the accompanying equity index underlying supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 6 of this pricing supplement and in “Risk Factors” beginning on page S-3 of the prospectus supplement and beginning on page S-1 of the accompanying equity index underlying supplement, as the Securities involve risks not associated with conventional debt securities. HSBC urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including a prospectus, a prospectus supplement and the equity index underlying supplement) with the SEC for the offerings to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and equity index underlying supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and these offerings. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity index underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC’s web site at www.sec.gov as follows:

♦	Equity index underlying supplement dated March 22, 2012:
♦ http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

♦	Prospectus supplement dated March 22, 2012:
♦ http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

♦	Prospectus dated March 22, 2012:
♦ http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

As used herein, references to the “Issuer,” “HSBC”, “we,” “us” and “our” are to HSBC USA Inc. References to the “equity index underlying supplement” mean the equity index underlying supplement dated March 22, 2012, references to the “prospectus supplement” mean the prospectus supplement dated March 22, 2012 and references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated March 22, 2012.

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Investor Suitability

The Securities may be suitable for you if:

♦   You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦   You are willing to make an investment where you could lose some or all of your initial investment and are willing to make an investment that may have the same downside market risk as the Index.

♦   You believe the Official Closing Level will be equal to or greater than the Coupon Barrier on the specified Observation Dates and equal to or greater than the Trigger Level on the Final Valuation Date.

♦   You understand and accept that you will not participate in any appreciation in the level of the Index, and your potential return is limited to the Contingent Coupon payments.

♦   You are willing to invest in the Securities based on the Contingent Coupon Rate indicated on the cover hereof.

♦   You are willing to hold Securities that may be automatically called on the earliest Observation Date, beginning June 26, 2014, on which the Official Closing Level is equal to or greater than the Initial Level, or you are otherwise willing to hold the Securities to maturity, a term of approximately 3 years, and do not seek an investment for which there is an active secondary market.

♦   You are willing to accept the risk and return profile of the Securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

♦   You are willing to forgo dividends paid on the stocks included in the Index and do not seek guaranteed current income from your investment.

♦   You are willing to assume the credit risk associated with HSBC, as Issuer of the Securities, and understand that if HSBC defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦   You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦   You believe that the level of the Index will decline during the term of the Securities and is likely to close below the Coupon Barrier on the specified Observation Dates and below the Trigger Level on the Final Valuation Date.

♦   You seek an investment that is designed to return your full Principal Amount at maturity.

♦   You are not willing to make an investment in which you could lose some or all of your initial investment and you are not willing to make an investment that may have the same downside market risk as the Index.

♦   You seek an investment that participates in the full appreciation in the level of the Index or that has unlimited return potential.

♦   You are unwilling to invest in the Securities based on the Contingent Coupon Rate indicated on the cover hereof.

♦   You are unable or unwilling to hold securities that will be automatically called on the earliest Observation Date, beginning June 26, 2014, on which the Official Closing Level is equal to or greater than the Initial Level, or you are otherwise unable or unwilling to hold the Securities to maturity, a term of approximately 3 years, and seek an investment for which there will be an active secondary market.

♦   You prefer to receive the dividends paid on the stocks included in the Index and seek guaranteed current income from your investment.

♦   You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

♦   You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Securities, for any payments on the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 6 of this pricing supplement and the more detailed “Risk Factors” beginning on page S-1 of the equity index underlying supplement and beginning on page S-3 of the accompanying prospectus supplement.

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Final Terms
Issuer	HSBC USA Inc. (“HSBC”)
Issue Price	$10 per Security
Principal Amount	$10 per Security (subject to a minimum investment of $1,000).
Term	Approximately 3 years, unless earlier called.
Trade Date	June 25, 2013
Settlement Date	June 28, 2013
Final Valuation Date[1]	June 27, 2016, subject to adjustment if a Market Disruption Event occurs, as described under “Additional Note Terms—Valuation Dates” in the accompanying equity index underlying supplement.
Maturity Date[1]	June 30, 2016, subject to adjustment if a Market Disruption Event occurs, as described under “Additional Note Terms—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying equity index underlying supplement.
Index	The S&P 500® Index (Ticker: SPX)
Automatic Call Feature

The Securities will be automatically called if the Official Closing Level of the Index on any Observation Date, commencing on the Observation Date falling on June 26, 2014, is equal to or greater than the Initial Level.

If the Securities are called, HSBC will pay you on the applicable Coupon Payment Date (which will also be the “Call Settlement Date”) a cash payment per Security equal to your Principal Amount plus the Contingent Coupon otherwise due on that date. No further amounts will be owed to you under the Securities.

Coupon Payment Dates	Two business days following the applicable Observation Date, except that as to the final Observation Date, the Coupon Payment Date will be the Maturity Date. The expected Observation Dates and Coupon Payment Dates are set forth in the table below.
Contingent Coupon Rate	5.00% per annum.

Contingent Coupon

If the Official Closing Level of the Index is equal to or greater than the Coupon Barrier on any Observation Date, HSBC will pay you the Contingent Coupon applicable to that Observation Date.

If the Official Closing Level of the Index is less than the Coupon Barrier on any Observation Date, the Contingent Coupon applicable to that Observation Date will not accrue or be payable and HSBC will not make any payment to you on the relevant Coupon Payment Date.

The Contingent Coupon will be a fixed amount based upon equal quarterly installments at the Contingent Coupon Rate, which is a per annum rate. The following table sets forth the Contingent Coupon amount based on the relevant Contingent Coupon Rate that would be payable for each Observation Date on which the Official Closing Level of the Index is greater than or equal to the Coupon Barrier. Amounts in the table below may have been rounded for ease of analysis.

Contingent Coupon (per Quarter per Security)

Observation Dates[1]	Coupon Payment Dates[1]	Contingent Coupon
September 25, 2013	September 30, 2013	$0.125
December 26, 2013	December 30, 2013	$0.125
March 25, 2014	March 27, 2014	$0.125
June 26, 2014	June 30, 2014	$0.125
September 25, 2014	September 29, 2014	$0.125
December 26, 2014	December 30, 2014	$0.125
March 25, 2015	March 27, 2015	$0.125
June 25, 2015	June 29, 2015	$0.125

September 25, 2015	September 29, 2015	$0.125
December 28, 2015	December 30, 2015	$0.125
March 28, 2016	March 30, 2016	$0.125
June 27, 2016	June 30, 2016	$0.125

Contingent Coupon payments on the Securities are not guaranteed. HSBC will not pay you the Contingent Coupon for any Observation Date on which the Official Closing Level of the Index is less than the Coupon Barrier.

1Each Observation Date and Coupon Payment Date is subject to postponement in the event of a Market Disruption Event or non-trading day, as described under “Additional Note Terms—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying equity index underlying supplement.

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Payment at Maturity (per $10 Security)

If the Securities are not called, you will receive a payment on the Maturity Date calculated as follows:

If the Final Level is equal to or greater than the Trigger Level (and Coupon Barrier), HSBC will pay you a cash payment on the Maturity Date equal to $10 per $10 Principal Amount of Securities plus the Contingent Coupon otherwise due on the Maturity Date.[2]

If the Final Level of the Index is less than the Trigger Level, HSBC will pay you a cash payment on the Maturity Date that is less than the Principal Amount, equal to:

$10 × (1 + Underlying Return).

In this case, you will have a loss of principal that is proportionate to the decline in the Final Level from the Initial Level and you will lose some or all of your Principal Amount.

Underlying Return	Final Level - Initial Level
Initial Level
Trigger Level	1,063.98, which is 67.00% of the Initial Level.
Coupon Barrier	1,063.98, which is 67.00% of the Initial Level.
Initial Level	The Official Closing Level of the Index on the Trade Date, which was 1,588.03.
Final Level	The Official Closing Level of the Index on the Final Valuation Date.
Official Closing Level	The Official Closing Level of the Index any trading day will be determined by the calculation agent based upon the closing level displayed on the page “SPX <INDEX>” on the Bloomberg Professional® service. If the level of the Index is not so displayed on such page, the calculation agent may refer to the display on any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Calculation Agent	HSBC USA Inc. or one of its affiliates.
Business Day	A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.
Payment When Offices or Settlement Systems Are Closed	If any payment is due on the Securities on a day that would otherwise be a “business day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next business day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.
Estimated Initial Value:	The Estimated Initial Value of the Securities, which is set forth on the cover page of this pricing supplement, is less than the price you pay to purchase the Securities. The Estimated Initial Value was determined by reference to our or our affiliates’ internal pricing models and reflects the implied borrowing rate we pay to issue market-linked securities, which is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities, and the value of the embedded derivatives in the Securities. The Estimated Initial Value was calculated on the trade date.

2 contingent repayment of principal is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

5

Investment Timeline
The Initial Level was observed and the Contingent Coupon Rate and Contingent Coupon were determined.

If the Official Closing Level of the Index is equal to or greater than the Coupon Barrier on any Observation Date, HSBC will pay you a Contingent Coupon on the applicable Coupon Payment Date.

The Securities will automatically be called if the Official Closing Level of the Index on any Observation Date, commencing on June 26, 2014, is equal to or greater than the Initial Level.

If the Securities are called, HSBC will pay you a cash payment per Security equal to $10.00 plus the Contingent Coupon otherwise due on that date.

The Final Level and Underlying Return are determined on the Final Valuation Date.

If the Securities have not been called and the Final Level is equal to or greater than the Trigger Level (and the Coupon Barrier), HSBC will repay the Principal Amount equal to $10.00 per Security plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities have not been called and the Final Level is below the Trigger Level, HSBC will pay you a cash payment at maturity that will be less than the Principal Amount, if anything, resulting in a loss of principal proportionate to the decline of the Index, equal to a return of:

$10 × (1 + Underlying Return) per Security

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here. However, HSBC urges you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying equity index underlying supplement and the accompanying prospectus supplement. HSBC also urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of Loss at Maturity – The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full Principal Amount of the Securities. If the Securities are not called, HSBC will only pay you the Principal Amount of your Securities (plus the final Contingent Coupon) in cash if the Final Level is greater than or equal to the Trigger Level, and will only make that payment at maturity. If the Securities are not called and the Final Level is less than the Trigger Level, you will lose some or all of your initial investment in an amount proportionate to the decline in the Final Level from the Initial Level.

♦	The Contingent Repayment of Principal Applies at Maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Index at that time is above the Trigger Level.

♦	You May Not Receive any Contingent Coupons – HSBC will not necessarily make periodic coupon payments on the Securities. If the Official Closing Level of the Index on an Observation Date is less than the Coupon Barrier, HSBC will not pay you the Contingent Coupon applicable to that Observation Date. If the Official Closing Level of the Index is less than the Coupon Barrier on each of the Observation Dates, HSBC will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Securities.

♦	The Estimated Initial Value of the Securities, Which Was Determined By Us on the Trade Date, Is Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any – The Estimated Initial Value of the Securities was calculated by us on the trade date. We determined the Estimated Initial Value by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value reflects the implied borrowing rate we use to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Securities. The implied borrowing rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our implied borrowing rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Securities may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Securities to be more favorable to you. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market (if any exists) at any time.

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♦	The Price of Your Securities in the Secondary Market, if Any, Immediately After the Trade Date Will Be Less than the Price to Public – The price to public takes into account certain costs. These costs will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Securities, the costs associated with hedging our obligations under the Securities, the underwriting discount and the costs associated with issuing the Securities (such as costs associated with creating and documenting the Securities). These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Securities in the secondary market, if any, the price you would receive for your Securities may be less than the price you paid for them. The price of your Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the Index and changes in market conditions, and cannot be predicted with accuracy. The Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Securities to maturity. Any sale of the Securities prior to maturity could result in a loss to you.

♦	If One of Our Affiliates Were to Repurchase Your Securities Immediately After the Settlement Date, the Price You Receive May Be Higher than the Estimated Initial Value of the Securities – Assuming that all relevant factors remain constant after the Settlement Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value at the time the terms of the Securities are set for a temporary period expected to be approximately five months after the Settlement Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Settlement Date of the securities based on changes in market conditions and other factors that cannot be predicted.

♦	Reinvestment Risk – If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs. The Securities may be called as early as one year after issuance.

♦	The Securities Are Subject to the Credit Risk of the Issuer – The Securities are senior unsecured debt obligations of HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any Contingent Coupon payment or any repayment of principal at maturity or upon an automatic call, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and could lose your entire investment.

♦	Higher Contingent Coupon Rates Are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Index reflects a higher expectation as of the Trade Date that the Official Closing Level of the Index could be below the Coupon Barrier on each Observation Date, and below the Trigger Level on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for that Security. However, while the Contingent Coupon Rate is a fixed percentage, the Index’s volatility can change significantly over the term of the Securities. The level of the Index could fall sharply, which could result in a significant loss of principal, and the non-payment of one or more Contingent Coupons.

♦	Limited Return on the Securities – The return potential of the Securities is limited to the Contingent Coupon Rate regardless of any appreciation of the Index. In addition, your total return on the Securities will vary based on the number of Observation Dates for which the Contingent Coupons are payable and may be less than the Contingent Coupon Rate, or even zero. Further, the return potential of the Securities is limited by the automatic call feature in that you will not receive any further payments after the Securities are called. Your Securities could be called as early as June 26, 2014, and your return could be minimal. If the Securities are not called, you may be exposed to the decline in the level of the Index even though you cannot participate in any potential appreciation in the level of the Index. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the Index.

♦	No Assurance that the Return Strategy of the Securities Will Be Successful - While the Securities are structured to provide Contingent Coupons as long as the Index does not decline below the Coupon Barrier (as measured by the Official Closing Level on the Observation Dates), we cannot assure you of the economic environment during the term of the Securities, or at maturity. As a result, you may not receive a Contingent Coupon on any Coupon Payment Date, and you may lose some or all of your initial investment in the Securities.

♦	Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of HSBC’s affiliates may offer to purchase the Securities in the secondary market, but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of HSBC’s affiliates is willing to buy the Securities, and therefore you may have to sell your Securities at a significant discount.

♦	Owning the Securities Is Not the Same as Owning the Stocks Included in the Index – The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in the Index. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the stocks included in the Index would have. Furthermore, the Index and the stocks included in the Index may appreciate substantially during the term of your Securities, and you will not participate in such appreciation.

♦	Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS Financial Services Inc. or Their Respective Affiliates — HSBC, UBS Financial Services Inc., and their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the level of the Index, and therefore, the market value of the Securities.

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♦	Potential HSBC and UBS Financial Services Inc. Impact on the Index — Trading or transactions by HSBC, UBS Financial Services Inc., or any of their respective affiliates in the Index or in futures, options, exchange-traded funds or other derivative products on the Index, may adversely affect the market value of the Index, and, therefore, the market value of your Securities.

♦	Potential Conflicts of Interest — HSBC, UBS Financial Services Inc., or any of their respective affiliates may engage in business with the issuers of the stocks included in the Index, which may present a conflict between the obligations of HSBC or UBS Financial Services Inc., and you, as a holder of the Securities. HSBC, as the Calculation Agent, will determine on each applicable Observation Date whether the Contingent Coupon is to be paid, and whether the Securities are to be called, based on the Official Closing Level of the Index. The Calculation Agent can postpone the determination of the Official Closing Level on an Observation Date and the corresponding Coupon Payment Date or Call Settlement Date, as applicable, if a Market Disruption Event exists on that Observation Date. Furthermore, the Calculation Agent can postpone the determination of the Final Level and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦	Market Price Prior to Maturity – The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the Index; the volatility of the Index; the dividend rate paid on stocks included in the Index; the time remaining to the maturity of the Securities; interest rates; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of HSBC.

♦	The Securities Are Not Insured or Guaranteed by any Governmental Agency of The United States or any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive any amount owed to you under the Securities and could lose your entire investment.

♦	The Amount Payable on the Securities Is Not Linked to the Level of the Index at Any Time Other Than on the Observation Dates, Including the Final Valuation Date – The return on the Securities will be based on the Official Closing Level of the Index on the Observation Dates, subject to postponement for non-trading days and certain Market Disruption Events. Even if the level of the Index appreciates prior to the applicable Observation Date but then drops on that day to a level that is less than the Initial Level or Coupon Barrier, the Securities will not be called, the Contingent Coupon may not be payable, and the return on the Securities will be less, and may be significantly less, than it would have been had the Securities been linked to the level of the Index prior to such decrease. Although the actual level of the Index on the Maturity Date or at other times during the term of the Securities may be higher than the Official Closing Level of the Index on any Observation Date, the return on the Securities will be based solely on the Official Closing Level of the Index on the applicable Observation Dates, including the Final Valuation Date.

♦	Changes Affecting the Index – The policies of the Index’s sponsor concerning additions, deletions and substitutions of the stocks included in the Index and the manner in which the sponsor takes account of certain changes affecting those stocks may adversely affect the level of the Index. The policies of the sponsor with respect to the calculation of the Index could also adversely affect the level of the Index. The sponsor may discontinue or suspend calculation or dissemination of the Index. Any such actions could have an adverse effect on the value of the Securities.

♦	Uncertain Tax Treatment – There is no direct legal authority as to the proper tax treatment of the Securities, and therefore significant aspects of the tax treatment of the Securities are uncertain as to both the timing and character of any inclusion in income in respect of the Securities. Under one reasonable approach, the Securities should be treated as contingent income-bearing pre-paid executory contracts with respect to the Index. HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as pre-paid cash-settled forward or other executory contracts.

In addition, the Securities are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and the underwriters will not make offers of the Securities to any such investor. If, however, a Security is transferred to a non-U.S. Holder (as defined in the prospectus supplement) in the secondary market, because the tax treatment of the Contingent Coupons is unclear, such non-U.S. Holder may be subject to 30% withholding tax applicable to any Contingent Coupon, subject to reduction or elimination by applicable treaty, unless income from such Contingent Coupon is effectively connected with your conduct of a trade or business within the United States.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “U.S. Federal Income Tax Considerations” in the prospectus supplement.

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Hypothetical Scenario Analysis and Examples at Maturity

The scenario analysis and examples below are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Index relative to its Initial Level. We cannot predict the Final Level or the Official Closing Level on any Observation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Index. The numbers appearing in the examples below may have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity or upon earlier automatic call per $10.00 Security on a hypothetical offering of the Securities, based on the following assumptions (the actual Initial Level, Coupon Barrier, and Trigger Level for the Securities are specified above in “Final Terms” and on the cover page of this pricing supplement):

Investment term:	3 years (unless earlier called)
Hypothetical Initial Level:	1,500.00
Contingent Coupon Rate:	5.00% per annum (or 1.25% per quarter)
Contingent Coupon:	$0.125 per quarter
Observation Dates:	Quarterly (callable commencing on June 26, 2014)
Hypothetical Coupon Barrier:	1,005 (67% of the Initial Level)
Hypothetical Trigger Level:	1,005 (67% of the Initial Level)

Example 1 — Securities are Called on the Fourth Observation Date, Which is the First Observation Date on Which the Securities are Callable

Date	Official Closing Level	Payment (per Security)
First Observation Date	1,600.00 (above Coupon Barrier and Initial Level)	$0.125 (Contingent Coupon) – not callable
Second Observation Date	1,300.00 (at or above Coupon Barrier; below Initial Level)	$0.125 (Contingent Coupon)
Third Observation Date	1,450.00 (at or above Coupon Barrier; below Initial Level)	$0.125 (Contingent Coupon)
Fourth Observation Date	1,650.00 (at or above Coupon Barrier and Initial Level)	$10.125 (Settlement Amount)
Total Payment: $10.50 (5.00% return)

Since the Securities are called on the fourth Observation Date, HSBC will pay you on the Call Settlement Date a total of $10.125 per Security reflecting your Principal Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payments of $0.375 received in respect of the prior Observation Dates, HSBC will have paid you a total of $10.50 per Security for a 5.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — Securities are NOT Called and the Final Level of the Index is at or above the Trigger Level (and Coupon Barrier)

Date	Official Closing Level	Payment (per Security)
First Observation Date	1,250.00 (at or above Coupon Barrier; below Initial Level)	$0.125 (Contingent Coupon)
Second Observation Date	1,050.00 (at or above Coupon Barrier; below Initial Level)	$0.125 (Contingent Coupon)
Third through Eleventh Observation Date	Various (below Coupon Barrier; below Initial Level)	$0.00
Final Valuation Date	1,100.00 (at or above Coupon Barrier; below Initial Level)	$10.125 (Payment at Maturity)
Total Payment: $10.375 (3.75% return)

At maturity, HSBC will pay you a total of $10.125 per Security, reflecting your principal amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payment of $0.125 received in respect of the prior Observation Dates, HSBC will have paid you a total of $10.375 per Security for a 3.75% total return on the Securities.

Example 3 — Securities are NOT Called and the Final Level of the Index is below the Trigger Level (and Coupon Barrier)

Date	Official Closing Level	Payment (per Security)
First Observation Date	1,250.00 (at or above Coupon Barrier; below Initial Level)	$0.125 (Contingent Coupon)
Second Observation Date	1,050.00 (at or above Coupon Barrier; below Initial Level)	$0.125 (Contingent Coupon)
Third through Eleventh Observation Date	Various (below Coupon Barrier; below Initial Level)	$0.00
Final Valuation Date	$900 (below Trigger Level and Coupon Barrier)	$10.00 × (1 + Underlying Return) =
$10.00 × (1 + -40%) =
$10.00 - $4.00 =
$6.00 (Payment at Maturity)
Total Payment $6.25 (-37.50% return)

Since the Securities are not called and the Final Level of the Index is below the Trigger Level, HSBC will pay you at maturity $6.00 per Security. When added to the Contingent Coupon payments of $0.25 received in respect of the prior Observation Dates, HSBC will have paid you $6.25 per Security, for a loss on the Securities of 37.50%.

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The S&P 500® Index

Description of the Index

The Index is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of June 24, 2013 were: Information Technology, Financials, Health Care, Consumer Discretionary, and Energy.

In September 2012, S&P Dow Jones Indices LLC updated its index methodology so that, subject to several exceptions, shareholdings by specified types of insiders that represent more than 5% of the outstanding shares of a security are removed from the float for purposes of calculating the SPX.

For more information about the Index, see “The S&P 500® Index” on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the Index based on the daily historical closing levels from June 21, 2008 to June 21, 2013 as reported on the Bloomberg Professional® service. The Official Closing Level of the Index on June 25, 2013 was 1,588.03. The dotted line represents the Trigger Level and Coupon Barrier equal of 1,063.98, which is equal to 67.00% of the Initial Level. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional®

Historical Performance of the S&P 500® Index

Source: Bloomberg

Past performance of the Index is not indicative of its future performance.

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License Agreement

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC.“Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by HSBC. The S&P 500® Index (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by HSBC.

The Securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to HSBC with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to HSBC or the Securities. S&P Dow Jones Indices has no obligation to take the needs of HSBC or the holders of the Securities into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by HSBC, but which may be similar to and competitive with the Securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the Index and the Securities.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY HSBC, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND HSBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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What Are the Tax Consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities. Under one reasonable approach, the Securities should be treated as contingent income bearing pre-paid executory contracts with respect to the Index. HSBC intends to treat the Securities consistent with this approach, and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, HSBC intends to treat any gain or loss upon maturity or an earlier sale, exchange or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a Contingent Coupon) and your tax basis in the Security. Any such gain or loss will be long-term capital gain or loss if you have held the Security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a Security generally will equal your cost of the Security. In addition, the tax treatment of the Contingent Coupons is unclear. Although the tax treatment of the Contingent Coupons is unclear, HSBC intends to treat any Contingent Coupon paid by HSBC, including on the Maturity Date or upon automatic call, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as income-bearing pre-paid executory contracts.

The Securities are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and the underwriters will not make offers of the Securities to any such investor. If, however, a Security is transferred to a non-U.S. Holder (as defined in the prospectus supplement) in the secondary market, because the tax treatment of the Contingent Coupons is unclear, such non-U.S. Holder may be subject to 30% withholding tax applicable to any Contingent Coupon, subject to reduction or elimination by applicable treaty, unless income from such Contingent Coupon is effectively connected with your conduct of a trade or business within the United States.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above. For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

We will not attempt to ascertain whether any of the entities whose stock is included in the Index would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Index were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Index and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Index is or becomes a PFIC or USRPHC.

Withholding and reporting requirements under the legislation enacted on March 18, 2010 (as discussed beginning on page S-48 of the prospectus supplement) will generally apply to payments made after December 31, 2013. However, this withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2014. Additionally, with respect to non-U.S. Holders, withholding due to any payment being treated as a “dividend equivalent” (as discussed beginning on page S-47 of the prospectus supplement) will begin no earlier than January 1, 2014. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

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Events of Default and Acceleration

If the Securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Final Terms—Payment at Maturity” in this pricing supplement, except that the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for the purposes of determining the Final Level and if a Contingent Coupon is payable. If a Market Disruption Event exists with respect to the Index on that scheduled trading day, then the accelerated Final Valuation Date for the Index will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC has agreed to sell to the Agent, and the Agent has agreed to purchase, all of the Securities at the price indicated on the cover of this pricing supplement. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the accompanying prospectus supplement and the prospectus. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount to its affiliates.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so. HSBC or HSBC’s affiliate will enter into swap agreements or related hedge transactions with one of HSBC’s other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities, but is under no obligation to make a market in the Securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the accompanying prospectus supplement.

Validity of the Securities

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when the Securities offered by this pricing supplement have been executed and delivered by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and issued and paid for as contemplated herein, such Securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated July 27, 2012, which has been filed as Exhibit 5.1 to the Issuer’s Current Report on Form 8-K dated July 27, 2012.

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